UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

Navient Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 810-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	NAVI	The Nasdaq Global Select Market
6% Senior Notes due December 15, 2043	JSM	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	None	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 19, 2024, Navient Corporation, a Delaware Corporation (the “Company”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Gallant GAPS Holdings, LLC (“Gallant”), a subsidiary of Gallant Capital Partners, LLC, pursuant to which the Company agreed to sell its government services business (Navient Business Processing Group and its subsidiaries) to Gallant (the “Transaction”).  The Company’s government services business includes Navient Business Processing Group, Duncan Solutions, Gila, Municipal Services Bureau, Pioneer Credit Recovery and Navient BPO.  Approximately 1,200 Company employees will be included in the Transaction, which is expected to close in the first quarter of 2025, subject to customary closing conditions.

We expect to recognize a loss related to this transaction between $25 and $35 million in our fourth quarter 2024 results. This estimated loss is based on several significant estimates, including the consideration that will be recognized as part of the sale as well as the book value of the government services business that is being sold. The final financial statement impact of the sale has not yet been determined and will depend on, among other things, net sale proceeds and the book value at the time of closing. As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, the book value of the government services business was approximately $50 million. Due to a change in the deal structure, the book value being sold will now include approximately $20 million of deferred tax assets transferring to the buyer. This change in deal structure leads to an increase in net cash proceeds to the Company.

As previously disclosed in the Company’s Current Report on Form 8-K filed on September 20, 2024, the Company previously completed the sale of its equity interests in its healthcare services business for $369 million, resulting in a $219 million gain on sale. Together, these transactions represent the entirety of Navient’s Business Processing segment. Please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 for more information.

On December 23, 2024, the Company issued a press release announcing the Transaction.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

	By:	/s/ Matthew Sheldon
		Name:	Matthew Sheldon
		Title:	Senior Vice President & General Counsel
Date: December 23, 2024